Exhibit 10.07

SECURED CONTINUING PERSONAL GUARANTY

This Secured Continuing Personal Guaranty (“Guaranty”) is entered into as of April 30, 2012, by Charles F. Volk, Jr., Anthony Mason, and Samuel J. Butero (individually each a “Guarantor”), in favor of La Jolla Cove Investors, Inc. (“LJCI”), with reference to the following:

WHEREAS, each Guarantor is an officer, director, executive and/or shareholder of Worthington Energy, Inc., a Nevada corporation or affiliated with an officer, director, executive and/or shareholder of Worthington Energy, Inc. (the “Company”);

WHEREAS, LJCI and the Company are parties to that certain Equity Investment Agreement dated as of April 30, 2012 (“EIA”), and the Convertible Debenture issued by the Company to LJCI dated as of April 30, 2012 (the “Debenture”) (collectively, the “Finance Agreements”);

WHEREAS, each Guarantor holds a direct or indirect beneficial ownership interest in Company, and as an officer, director and/or stockholder of the Company, or affiliated with an officer, director, executive and/or shareholder of the Company stands to benefit directly or indirectly from LJCI's entering into the Finance Agreements;

WHEREAS, a material inducement to LJCI in entering into the Finance Agreements is the issuance by each Guarantor of a satisfactory continuing personal guaranty of the Company's obligations under the Finance Agreements; and

WHEREAS, LJCI has agreed to accept such a guaranty from each Guarantor.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees to guaranty the Guarantied Obligations (as hereinafter defined), jointly and severally, in accordance with the following terms and conditions:

ARTICLE 1.  GUARANTEED OBLIGATIONS

The prompt and full payment (and not merely the collectability), performance and observance of all of the obligations, terms and conditions to be paid, performed or observed by Company under the Finance Agreements and each other related document, each as the same may be hereafter amended, modified, extended, renewed or recast, including, without limitation, all obligations of Company under and/or in connection with the Finance Agreements, whether now or hereafter made, incurred or created, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, are herein collectively referred to as the “Guaranteed Obligations.”  Each Guarantor acknowledges (i) receipt and approval of copies of each of the Finance Agreements, (ii) that it owns a direct or indirect beneficial ownership interest in Company, and (iii) that it will receive substantial economic and other benefits from LJCI entering into the Finance Agreements with Company.

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ARTICLE 2.  THE GUARANTY

2.1	Agreement of Guaranty.

(a)           Scope of Guaranty.  Guarantor, each jointly and severally if more than one Guarantor, hereby irrevocably and unconditionally guarantees to LJCI, its successors and/or assigns, the payment when due (whether by acceleration or otherwise) of all Guaranteed Obligations, regardless of whether recovery against Company or any partner or member of Company is prevented by bankruptcy, the operation of California Code of Civil Procedure Section 580d, or otherwise.  In addition, if LJCI is prevented by law from accelerating any of the Guaranteed Obligations in accordance with the terms of the Finance Agreements by the operation of any bankruptcy or insolvency law or rule arising from the bankruptcy or insolvency of Company, LJCI shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due had such acceleration occurred.

(b)           Payment of Guaranteed Obligations.  If Guarantor fails to make when due any payment required to be made by it under this Guaranty (a “Guaranty Payment”), then such Guaranty Payment shall bear interest from such due date until paid at the Default Rate (as such term is defined in the Finance Agreements) from time to time in effect.  Interest accrued hereunder with respect to any Guaranty Payment shall be payable on demand and shall be calculated on the basis of the actual number of days elapsed on a three hundred sixty (360) day year, which results in higher interest than if a three hundred sixty five (365) day year were used.

(c)           Continuing Guaranty. It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Finance Agreements, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

(d)           Collateral.  Intentionally Omitted.

2.2         Nature of Obligations.  This Guaranty is a guaranty of payment rather than a guaranty of collection, and the obligations of Guarantor hereunder are primary obligations and such obligations shall be absolute and unconditional, irrespective of any illegality, invalidity or unenforceability of or defect in any provision of the Finance Agreements, or of any obligation of Company thereunder, the absence of any action to enforce the same, the recovery of any judgment against Company or any action to seek execution thereof (or the lack thereof), or any other circumstance affecting Company (whether or not within the control of Company or Guarantor) which might otherwise constitute a defense available to, or discharge of, a guarantor or surety of any type.  Without limiting the foregoing, no discharge, modification, impairment or limitation of the Finance Agreements or Company’s obligations thereunder or to its creditors generally under or in connection with any bankruptcy, insolvency or similar proceeding or arrangements with creditors or corporate reorganizations shall in any way affect or discharge Guarantor’s obligations under this Guaranty.  This Guaranty is a continuing one and all liabilities that apply or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  Guarantor’s obligations hereunder shall remain in effect until, and terminate upon, the indefeasible payment in full of all the obligations of Company under the Debenture and the other Finance Agreements.

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2.3         Independence of Guaranty.  This Guaranty and the obligations of Guarantor hereunder are independent of, and may be enforced in full irrespective of the existence of, the obligations (direct or contingent) of Guarantor or any other person (including without limitation Company or any other guarantor or surety of the Guaranteed Obligations or any portion thereof) under any other instrument or agreement in favor of LJCI with respect to the Guaranteed Obligations.  No payment by Guarantor or any other person under any other agreement shall under any circumstance diminish, or constitute a defense to, Guarantor’s obligations hereunder until all Guaranteed Obligations have been indefeasibly paid in full.  The release of, or the failure to obtain the signature of, any Guarantor, by operation of law or otherwise, shall not affect the liability hereunder of any other Guarantor.

ARTICLE 3.  SPECIAL AGREEMENTS OF GUARANTOR

3.1           Payments.  All payments provided for hereunder shall be effectively made to LJCI at 1150 Silverado Street, Suite 218, La Jolla, CA 92037 in lawful money of the United States of America (in freely transferable United States dollars and in funds immediately available to LJCI as LJCI may direct), without setoff or counterclaim of any nature.

3.2 Subrogation.  Guarantor hereby agrees that, until all of the Guaranteed Obligations shall have been indefeasibly paid, performed and satisfied in full, it shall not exercise any right or remedy, and specifically waives any claim or other rights which it may now or hereafter acquire against Company, that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty, including without limitation any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of LJCI against Company or any collateral which LJCI now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation the right to take or receive from Company directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, LJCI and shall forthwith be paid to LJCI to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured.

3.3 Guaranty Made with Full Knowledge.  Guarantor has had the opportunity to review the matters discussed and contemplated by the Finance Agreements, including the remedies LJCI may pursue against Company upon an Event of a Default under the Finance Agreements, the value of the security or collateral for the Finance Agreements, and Company’s financial condition and ability to perform under the Finance Agreements.  Guarantor represents and warrants to LJCI that:  (a) Guarantor has received copies of the Finance Agreements; (b) LJCI has not made any representations or warranties to Guarantor regarding the credit worthiness of Company or the prospects of repayment from sources other than Company; and (c) this Guaranty is executed at the request of Company.

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Guarantor further agrees to keep fully informed on all aspects of Company’s financial condition and the performance of Company’s obligations to LJCI, and that LJCI has no duty to disclose to Guarantor any information pertaining to Company or any security or collateral.  LJCI shall no duty to inquire into the authority or powers of Company or any officer, employee or agent of Company with regard to any Guaranteed Obligations, and all Guaranteed Obligations made or created in good faith reliance upon the exercise of any such authority or powers shall be guaranteed under this Guaranty.

3.4          Guarantor’s Acknowledgments.  Guarantor acknowledges that:  (a) LJCI may have examined, among other things, Company’s creditworthiness and ability to repay the amount owing under Finance Agreements, and Guarantor’s creditworthiness and ability to pay Company’s obligations under the Finance Agreements; (b) Guarantor has benefited by LJCI agreeing to execute the Finance Agreements.  Guarantor hereby further acknowledges receipt of good, adequate and valuable consideration for entering into this Guaranty.

3.5          Waivers.

(a)           Waiver of Notice, Presentment, etc.  Except to the extent required by law which cannot be waived, Guarantor waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action or making any demand by LJCI against, and any other notice to, any party liable thereon (including Guarantor).  Guarantor agrees that LJCI may at any time and from time to time without the consent of, or notice to, Guarantor, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(1)           change the manner, place or terms of, and/or change or extend the time of payment or performance of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations so changed, extended, renewed or altered;

(2)           fail to record, perfect or protect, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure or howsoever securing the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(3)           exercise or refrain from exercising any rights against Company or any other person or entity (including Guarantor) or otherwise act or refrain from acting;  settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Company to the creditors of Company (including LJCI);

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(4)           apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Company to LJCI regardless of what liability or liabilities of Company remain unpaid; and/or

(5)           consent to or waive any breach of, or any act, omission or default under, or modify or amend any provisions of, the Finance Agreements.

(b)           Waiver of Defenses.  Except to the extent required by law which cannot be waived, Guarantor further hereby waives and agrees not to assert or take advantage of any defense based upon:

(1)           The incapacity, lack of authority, death or disability of Company or any other person or entity;

(2)           The failure of LJCI to commence an action against Company or to proceed against or exhaust any security held by LJCI at any time, or to pursue any other remedy whatsoever at anytime;

(3)           Any duty on the part of LJCI to disclose to Guarantor any facts LJCI may now or hereafter know regarding Company, regardless of whether LJCI has reason to believe (A) that any such facts materially increase the risk beyond that which Guarantor intends to assume, or (B) that such facts are unknown to Guarantor, Guarantor acknowledging that he, she or it is fully responsible for being and keeping informed of the financial condition and affairs of Company;

(4)           Lack of notice of default, demand of performance or notice of acceleration to Company or any other party with respect to the financing or Company’s obligations guarantied hereby;

(5)           The consideration for this Guaranty;

(6)           The revocation or repudiation hereof by Guarantor or the revocation or repudiation of any of the Finance Agreements by Company or any other person;

(7)           the unenforceability in whole or in part of the Finance Agreements;

(8)           Any acts or omissions of LJCI which vary, increase or decrease the risk on Guarantor;

(9)           Any rights or defenses based upon an offset by Guarantor against any obligation now or hereafter owed to Guarantor by Company;

(10)           Any statute of limitations affecting the liability of Guarantor hereunder, the liability of Company or any guarantor under the Finance Agreements or the enforcement hereof, to the extent permitted by law, including without limitation any rights under Section 359.5 of the California Code of Civil Procedure (“CCP”);

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(11)           The application by Company of the proceeds of the financing for purposes other than the purposes represented by Company to LJCI and Guarantor or intended or understood by LJCI or Guarantor;

(12)           An election of remedies by LJCI, including any election to proceed against any collateral by judicial or nonjudicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Company or any guarantor by way of subrogation or for reimbursement or contribution, or all such rights;

(13)           Any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of the principal obligor;

(14)           LJCI’s election, in any proceeding instituted under Title 11 of the United States Code (the “Bankruptcy Code”), of the application of Bankruptcy Code Section 1111(b)(2) or any successor statute;

(15)           Any borrowing or any grant of a security interest under Bankruptcy Code Section 364; and

(16)           Any other suretyship defense that may be available to Guarantor.  Without limiting the generality of the foregoing, Guarantor also waives (A) any defense based upon LJCI’s election to waive its lien as to all or any security for financing pursuant to California Code of Civil Procedure (“CCP”) Section 726.5 or otherwise, and (B) any and all benefits which might otherwise be available to Guarantor under California Civil Code (“Civil Code”) Sections 2809, 2810, 2815, 2819, 2839, 2845 through 2850, 2899 and 3433.

(c)           Additional Waivers.  Guarantor understands and acknowledges that if LJCI forecloses judicially or nonjudicially against any real property security for the Debenture, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Company or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty.  Guarantor further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on CCP Section 580d as interpreted in Union Bank vs. Gradsky.  By executing this Guaranty, Guarantor freely, irrevocably and unconditionally:  (1) waives and relinquishes that defense, and agrees that Guarantor will be fully liable under this Guaranty, even though LJCI may foreclose judicially or nonjudicially against any real property security for the Debenture; (2) agrees that Guarantor will not assert that defense in any action or proceeding that LJCI may commence to enforce this Guaranty; (3) acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of the following:  (A) CCP Sections 580a (which if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after any nonjudicial foreclosure sale to the difference between the obligations for which Guarantor is liable and the fair market value of the property or interests sold at such nonjudicial foreclosure sale rather than the actual proceeds of such sale), 580b and 580d (which if Guarantor had not given this waiver, would otherwise limit LJCI’s right to recover a deficiency judgment with respect to purchase money obligations and after any nonjudicial foreclosure sale, respectively), or 726 (which, if Guarantor had not given this waiver, among other things, would otherwise require LJCI to exhaust all of its security before a personal judgment may be obtained for a deficiency); or (B) Civil Code Section 2848; and (4) acknowledges and agrees that LJCI is relying on this waiver in providing the financing to Company, and that this waiver is a material part of the consideration that LJCI is receiving for providing the financing to Company.  WITHOUT LIMITING THE FOREGOING, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES THAT GUARANTOR MAY HAVE BECAUSE THE COMPANY’S DEBT AND THE GUARANTEED OBLIGATIONS ARE SECURED BY REAL PROPERTY.  THIS MEANS, AMONG OTHER THINGS:

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(1)           LJCI MAY COLLECT FROM GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE COMPANY; AND

(2)           IF LJCI FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE COMPANY:

(A)           THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND

(B)           LJCI MAY COLLECT FROM GUARANTOR EVEN IF LJCI, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT GUARANTOR MAY HAVE TO COLLECT FROM THE COMPANY.

THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES THE GUARANTOR HAS BECAUSE THE COMPANY’S DEBT IS SECURED BY REAL PROPERTY.  THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON CCP SECTIONS 580a, 580b, 580d, OR 726.

3.6         Reasonableness and Effect of Waivers.  Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any of such waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

3.7         Amounts Reclaimed.  If claim is ever made upon LJCI or any subsequent holder of any of the Guaranteed Obligations for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or any settlement or compromise of any such claim effected by such payee with any such claimant (including Company), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation hereof or the cancellation of the Debenture or other instrument evidencing any liability of Company, and Guarantor shall be and remain liable to the aforesaid extent as if such amount had never originally been received by any such payee.

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3.8         Financial Information.   Intentionally Omitted.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

In order to induce LJCI to provide the financing to Company, each Guarantor hereby represents and warrants that as of the date hereof and at all times hereafter during the term of the financing:  (a) Each Guarantor is an individual living in the State of Texas, and each Guarantor has the full power and authority to execute and deliver this Guaranty and all other Finance Agreements to which it is a party; (b) the execution, delivery and performance by it of this Guaranty and the consummation of the transactions contemplated hereunder and thereunder do not, and will not, contravene any provision of any existing law, rule or regulation or any judgment, injunction, order, decree, franchise or permit applicable to it, or any agreement or instrument to which it or any of its assets is a party or is subject, or any provision of its by-laws or articles of incorporation; (c) this Guaranty is its legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable laws affecting creditor’s rights generally and principles of equity, whether considered in a proceeding at law or in equity; (d) the financial statements heretofore delivered by Guarantor to LJCI have been prepared in accordance with sound accounting principles consistently applied and fairly present the financial condition of Guarantor as at the end of (or for) the reporting period covered thereby; (e) there has been no material adverse change in the financial condition of Guarantor since the date of such financial statements; (f) there are no actions, suits or proceedings pending or, to its knowledge, threatened against or adversely affecting it, and no defaults by it with respect to any agreement or instrument to which it is a party or to which it or its assets is subject, which might (individually or in the aggregate) result in such a material adverse change; (g) Guarantor has filed all required tax returns (federal, state and local) and has paid all taxes shown on them to be due and all property taxes due, including interest and penalties, if any, (h) the charges, accruals and reserves on the books of Guarantor for taxes or other governmental charges are adequate, (i) Guarantor has substantially complied in all material respects with all laws, regulations and requirements applicable to his business and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, that may be necessary for the transaction of its business. and (j) neither the provision of the financing, nor the receipt of any proceeds by Guarantor, violates any of the Terrorism Laws applicable to the Guarantor or Company.  To Guarantor’s best knowledge, no holder of any direct or indirect equitable, legal or beneficial interest in any Guarantor is the subject of any of the Terrorism Laws.

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ARTICLE 5.  SUBORDINATION

Until all of the Guaranteed Obligations have been paid in full, Guarantor agrees that all existing and future debts, obligations and liabilities of Company to Guarantor (collectively referred to as “Subordinated Debt”) shall be and hereby are expressly subordinated to the Guaranteed Obligations, and the right of payment of the Subordinated Debt is expressly deferred to the prior payment in full of the Guaranteed Obligations.  For purposes of this Article 5, any Guaranteed Obligation shall not be deemed paid in full until it has been paid in full in U.S. Dollars.

5.1         No Collection or Receipt of Funds.  Until the Guaranteed Obligations have been paid in full, without LJCI’s prior written consent:

(i)           Guarantor shall not (i) collect or receive any cash or non-cash payments on the Subordinated Debt, (ii) assert rights or declare a default under or enforce payment of the Subordinated Debt by legal proceedings or otherwise, or (iii) assign or transfer all or any part of the Subordinated Debt;

(ii)           Guarantor shall not permit Company to (i) pay to any Guarantor all or any part of the Subordinated Debt, (ii) transfer any property to Guarantor in payment of or as security for the payment of all or any part of the Subordinated Debt, (iii) execute or deliver any instrument as evidence of all or any part of the Subordinated Debt, or (iv) establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement or repayment of all or any part of the Subordinated Debt; and

(iii)           Without the prior written consent of LJCI, Guarantor shall not file any petition against Company under any chapter or provision of any present or future federal bankruptcy legislation, or amendments to such legislation, or any complaint, petition or other pleading against Company calling for its reorganization, liquidation, composition or receivership, or for other similar relief under federal or state law.

5.2         Distribution of Company’s Assets.  Upon any distribution of assets of Company upon any dissolution, winding up, liquidation or reorganization of Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Company, or otherwise:

(i)           LJCI shall be entitled to receive payment in full of the Guaranteed Obligations before Guarantor is entitled to receive any payment on account of the Subordinated Debt; and

(ii)           any payment by, or distribution of assets of, Company of any kind or character, whether in cash, property or securities, to which Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to LJCI to be held as additional security for the Guaranteed Obligations in an interest bearing account until all of the Guaranteed Obligations have been paid in full.

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5.3         Holding Funds in Trust.  Should Guarantor receive any payment or distribution of any kind in conflict with this Subordination Article 5, Guarantor shall hold such funds or property as trustee for LJCI, and shall pay or transfer to LJCI all such funds or property promptly upon receipt on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

5.4         Authorizations to Company.  Guarantor authorizes and directs Company to take all necessary or appropriate action to effectuate and maintain the subordination provided in this Guaranty.

5.5         No Impairment of LJCI’s Rights.  No right of LJCI to enforce the subordination in this Guaranty shall at any time or in any way be prejudiced or impaired by any act or failure to act by Company, LJCI or any other Person or by any noncompliance by the Company, LJCI or any other Person with the terms, provisions and covenants of this Guaranty or of the Finance Agreements regardless of any knowledge of such acts, failures to act, or non-compliance that LJCI may have or be otherwise charged with.

5.6         No Third Party Beneficiaries.  Nothing express or implied in this Article 5 shall give any Person other than Company, LJCI and Guarantor any benefit or any legal or equitable right, remedy or claim under this Article 5.

5.7         Authorization For Company to Plead Guarantor Subordination.  If Guarantor institutes or participates in any suit, action or proceeding against Company in violation of the terms of Guarantor’s subordination Company may interpose as a defense or dilatory plea this subordination, and LJCI is irrevocably authorized to intervene and to interpose such defense or plea in its name or in Company’s name.

ARTICLE 6.  MISCELLANEOUS

6.1         Payment of Expenses, etc.  Guarantor agrees to pay for all out-of-pocket costs and expenses of LJCI arising in connection with the preparation, entering into, modification of, administration of, collection of and/or enforcement of this Guaranty (including without limitation the reasonable fees, costs and expenses of counsel for LJCI).  Without limiting the generality of the foregoing, Guarantor shall reimburse LJCI for all reasonable attorneys’ fees, costs and expenses incurred by LJCI in connection with the enforcement of LJCI’s rights under this Guaranty and each of the other Finance Agreements, including without limitation reasonable attorneys’ fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlements, or for enforcement of rights under any state of federal statute, including without limitation reasonable attorneys’ fees, costs and expenses incurred to protect LJCI’s security, and reasonable attorneys’ fees, costs and expenses incurred in bankruptcy and insolvency proceedings, such as (but not limited to) seeking relief from stay in a bankruptcy proceeding.  The term “attorneys’ fees” means any and all attorneys fees incurred by LJCI in connection with this Guaranty (including any in house counsel billing at normal billing rates of $295.00/hr.)  The term “expenses” means any expenses incurred by LJCI in connection with any of the out-of-court, or state, federal or bankruptcy proceedings referred to above, including without limitation the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by LJCI in connection with any such proceeding.  LJCI shall also be entitled to its reasonable attorneys’ fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment.  This provision is separate and several, shall survive the repayment of the Guaranteed Obligations and the termination of this Guaranty, and shall survive the merger of this Guaranty into any judgment on this Guaranty.

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6.2         Modification, Changes, etc.  Guarantor recognizes that, in general, companies and guarantors who experience difficulties in honoring their loan obligations, in an effort to inhibit or impede LJCI from exercising the rights and remedies available to LJCI pursuant to mortgages, notes, loan agreements, guarantors or other instruments evidencing or affecting financing transactions, frequently present in court the argument, without merit, that some officer or administrator of the financier made an oral modification or made some statement which could be interpreted as an extension or modification or amendment of one or more debt instruments and that Company relied to its detriment upon such “oral modification of the financing document.”  For that reason, and in order to protect LJCI from such allegations in connection with the transactions contemplated by this Guaranty, Guarantor acknowledges that this Guaranty and all instruments referred to herein can be extended, modified or amended only in writing executed by LJCI and Company or Guarantor, as the case may be, and that none of the rights or benefits of LJCI can be waived permanently except in a written document executed by LJCI.  Guarantor further acknowledges Guarantor’s understanding that no officer or administrator of LJCI has the power or the authority from LJCI to make an oral extension or modification or amendment of any such instrument or agreement on behalf of LJCI.

6.3          Governing Law.  This Guaranty shall be governed by the laws of the State of California.

6.4         Cumulative Remedies; No Waiver.  The rights, powers and remedies of LJCI under this Guaranty are cumulative and not exclusive of any other right, power or remedy which LJCI would otherwise have.  No failure or delay on the part of LJCI in exercising any such right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Guaranty or under the other Finance Agreements.

6.5          Merger.  This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein.  No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.  There are no conditions to the full effectiveness of this Guaranty.

6.6         Transfer of Financing.  LJCI may, at any time, sell, transfer or assign the financing, the Finance Agreements, and any or all servicing rights with respect thereto, or grant participation therein or issue other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”).  LJCI may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any rating agency rating such Securities or any prospective investor, all documents and information which LJCI now has or may hereafter acquire relating to the financing and to the Guarantor, Company and the Property, as LJCI determines necessary or desirable.  The Guarantors agree to cooperate with LJCI in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of any estoppel certificate required in accordance with the Finance Agreements (substituting such Guarantor for Company) and such other documents as may be reasonably requested by LJCI.

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6.7         No Third Parties Benefited.  This Guaranty is made for the purpose of setting forth certain rights and obligations of Guarantor and LJCI, and no other person shall have any rights under or by reason of this Guaranty.

6.8          Effectiveness Independent of Other Guaranty(ies).  This Guaranty shall be effective regardless of whether any other individual or entity executes a guaranty of any or all Guaranteed Obligations, and regardless of whether any other guaranty of any or all Guaranteed Obligations is ever released by LJCI or otherwise unenforceable for any reason.

6.9         Notices.  Any notice, report, demand or other instrument authorized or required to be given or furnished shall be deemed given or furnished (a) when addressed to the party intended to receive the same, at the address of such party as set forth below, and delivered at such address, (b) three days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage paid, (c) when delivered by overnight nationwide commercial courier service one business day after the date of delivery of such notice to the courier service or (d) when transmitted by telecopy to the telecopier number set forth below, to the party intended to receive same, provided, that the original of such given by transmission is confirmed by duplicate notice in such other manner as permitted above upon receipt at such telecopier number:

If to LJCI, to:	La Jolla Cove Investors, Inc.
Attn: Travis Huff
1793 Union Street
San Francisco, CA 94123
Telephone: 415-409-8703
Facsimile: 415-409-8704

With a copy to:	La Jolla Cove Investors, Inc.
Attn: Steven M. Romanoff
1150 Silverado Avenue, Suite 218
La Jolla, California 92037
Telephone: 858-551-8789
Facsimile: 858-551-8779

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If to Guarantor:	Charles F. Volk, Jr., Anthony Mason, and Samuel J. Butero
Worthington Energy, Inc.
Lake Village Professional Building
295 Highway 50, Suite 2
Zephyr Cove, NV 89448-1148
Telephone:	(775) 588-5390
Facsimile:	(775) 588-6350

Any party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties.  Rejection or refusal to accept or inability to deliver because of changed address, or because no notice of changed address was given, shall be deemed to be receipt of any such notice.

6.10      Waiver.  LJCI’s rights, powers, privileges and remedies under or in connection with this Guaranty and the other Finance Agreements are cumulative and not exclusive and shall not be waived, precluded or limited by any failure or delay in the exercise thereof or by the partial exercise thereof or by any course of dealing between Guarantor and LJCI or Company and LJCI.  No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of LJCI to any other or further action in any circumstances without notice or demand.

6.11       Descriptive Headings, etc.  The descriptive headings used in this Guaranty are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

6.12       Joint and Several Obligations.  The obligations of each of the undersigned hereunder, if more than one, shall be joint and several.

6.13      Benefit of Guaranty.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and/or assigns and in particular any holder from time to time of the Debenture, except that Guarantor may not transfer or assign any or all of his rights or obligations hereunder without the prior written consent of LJCI.

6.14       Jury Trial.  GUARANTOR AND LJCI, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, WHETHER BROUGHT BY GUARANTOR OR LJCI AGAINST THE OTHER, AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  GUARANTOR AND LJCI (BY ITS ACCEPTANCE HEREOF) AGREE THAT ANY SUCH CLAIM SHALL BE TRIED BY A COURT WITHOUT A JURY.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR AND LJCI (BY ITS ACCEPTANCE HEREOF), AND GUARANTOR AND LJCI (BY ITS ACCEPTANCE HEREOF) ACKNOWLEDGE THAT NEITHER GUARANTOR NOR LJCI, NOR ANY PERSON ACTING ON BEHALF OF EITHER SUCH PERSON, HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  GUARANTOR AND LJCI (BY ITS ACCEPTANCE HEREOF) ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND LJCI HAVE ALREADY RELIED ON THIS WAIVER IN DELIVERING AND ACCEPTING THIS GUARANTY, AND THAT GUARANTOR AND LJCI WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHER PARTY.  GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED, IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.  WITHOUT LIMITING THE FOREGOING, GUARANTOR AND LJCI (BY ITS ACCEPTANCE HEREOF) FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY, OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE GUARANTY.

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6.15       Venue.  THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, EXCEPT AS TO ANY PROPERTY SECURING THIS GUARANTY WHICH IS OUTSIDE OF CALIFORNIA, IN WHICH CASE ANY ACTIONS OR PROCEEDINGS TO RECOVER SAID PROPERTY SHALL BE COMMENCED IN THE STATE AND COUNTY IN WHICH SAID PROPERTY IS LOCATED.  THE AFOREMENTIONED CHOICE OF VENUE IS INTENDED BY THE PARTIES TO BE MANDATORY AND NOT PERMISSIVE IN NATURE, THEREBY PRECLUDING THE POSSIBILITY OF LITIGATION BETWEEN THE PARTIES WITH RESPECT TO OR ARISING OUT OF THIS GUARANTY IN ANY JURISDICTION OTHER THAN THAT SPECIFIED IN THIS PARAGRAPH.  EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH, AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH OF THEM FOR THE PURPOSE OF LITIGATING ANY DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY.  EACH PARTY HEREBY AUTHORIZES AND ACCEPTS SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT AS CONTEMPLATED BY THIS PARAGRAPH BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO ITS ADDRESS FOR THE GIVING OF NOTICES AS SET FORTH IN THIS GUARANTY, OR IN THE MANNER SET FORTH IN SECTION 6.16 OF THIS GUARANTY FOR THE GIVING OF NOTICE.  [NOTE:  DO NOT USE CERTIFIED MAIL WITH FOREIGN ENTITY OR PERSONS]  ANY FINAL JUDGMENT RENDERED AGAINST A PARTY IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

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6.16       Liability; Confirmation of Termination.  The undersigned shall be jointly and severally liable hereunder and the terms “Guarantor” and “undersigned” wherever used herein shall mean the undersigned or any one or more of them.  Anyone signing this Guaranty shall be bound hereby, whether or not any of the other guarantors sign this Guaranty.  Upon termination of all the obligations of Guarantor under this Guaranty, LJCI will confirm the termination in writing upon the written request of Company.

6.17       Gender and Number.  Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

6.18       Counterparts.  This Guaranty may be executed in one or more counterparts, each of which shall constitute an original of this Guaranty.

6.19      Severability.  In the event that any of the covenants, agreements, terms or provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

6.20       Application of Payments.  Each party comprising Guarantor agrees, unless otherwise required by Law or a specific agreement to the contrary, all payments received by LJCI from Company, or any other party other than such Guarantor, with respect to the Guaranteed Obligations, shall be applied by LJCI in such manner and order as LJCI desires, in its sole discretion.  It is specifically agreed that LJCI may apply such funds to obligations of Company which are not guaranteed hereby prior to applying any funds to the obligations guaranteed hereby.  In that regard, each party comprising Guarantor hereby waives any and all rights it has or may have under Section 2822 of the Civil Code which provides that if guarantor is “liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation to be satisfied”.  All payments received by LJCI from Guarantor shall be applied by LJCI to the obligations of Guarantor to LJCI, in such manner and order as LJCI desires in its sole discretion.

6.21         Limitation on Guaranty.  In no event shall the liability of Guarantor hereunder exceed the sum of One Hundred Thousand Dollars ($100,000). For avoidance of doubt, the total liability under this Guaranty is $100,000.

6.22         Term.  This Guaranty shall expire and be of no further force and effect on the 270th day after execution hereof.

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6.23           Legal Review.  The parties hereto represent and warrant that they have had their attorneys review this Guaranty as to form and content on their behalf and all matters covered by and related to it and that the parties hereto have been fully advised by said attorneys with respect to their rights and obligations as to the execution of this Agreement, or that said parties have had the full opportunity to have had their attorneys review this Guaranty as to form and content on their behalf and all matters covered by and related to it, and have voluntarily, knowingly and freely chosen not to do so.  The parties hereto declare that they know and understand the contents of this Guaranty and that they have executed the same voluntarily.

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Continuing Personal Guaranty as of the date first written above.

/s/ CHARLES F. VOLK, JR.
Charles F. Volk, Jr.,

/s/ ANTHONY MASON
Anthony Mason

/s/ SAMUEL J. BUTERO
Samuel J. Butero

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